UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     Results of Operations and Financial Condition.

On July 30, 2009, ARIAD Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter and six months ended June 30, 2009, and an update on corporate developments. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  Except for the information set forth under the headings “Upcoming Medical Meeting” and “Upcoming Investor Meeting,” the information contained in the press release shall be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall be incorporated by reference into filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 7.01     Regulation FD Disclosure.

In the press release dated July 30, 2009 attached hereto as Exhibit 99.1, the Company provided information on upcoming medical and investor meetings.  The information set forth under the headings “Upcoming Medical Meeting” and “Upcoming Investor Meeting” in the press release attached hereto as Exhibit 99.1 is being furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, and shall not be incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01     Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
Number	Description

99.1	Press Release dated July 30, 2009 regarding the Company’s earnings as of and for the three and six month periods ended June 30, 2009.

Except for the information set forth under the headings “Upcoming Medical Meeting” and “Upcoming Investor Meeting,” the information contained in Exhibit 99.1 shall be considered “filed” under the Exchange Act and shall be incorporated by reference into filings of the Company under the Securities Act. The information set forth under the headings “Upcoming Medical Meeting” and “Upcoming Investor Meeting” in Exhibit 99.1 is being furnished and shall not be incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Date:	July 30, 2009